Exhibit 99.1

FINISH LINE ISSUES STATEMENT REGARDING
GENESCO’S SECOND QUARTER FISCAL 2008 RESULTS

INDIANAPOLIS August 30, 2007– The Finish Line, Inc. (NASDAQ:FINL) today issued the following statement regarding the second quarter fiscal 2008 financial results reported today by Genesco Inc. (NYSE: GCO):

“The Company is disappointed with Genesco’s second quarter fiscal 2008 financial results.  Consistent with its responsibilities to The Finish Line’s shareholders, the Company is evaluating its options in accordance with the terms of the merger agreement.  The Company does not intend to make further comments at this time.”

The Finish Line, Inc. is one of the largest mall-based specialty retailers operating under the Finish Line, Man Alive and Paiva brand names.  The Finish Line, Inc. is publicly traded on the NASDAQ Global Select Market under the symbol FINL.  The Company currently operates 697 Finish Line stores in 47 states and online, 95 Man Alive stores in 19 states and online and 15 Paiva stores in 10 states and online.  To learn more about these brands, visit www.finishline.com, www.manalive.com and www.paiva.com.

Forward-looking Statements
Certain statements contained in this press release regard matters that are not historical facts and are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended, and the rules promulgated pursuant to the Securities Act of 1933, as amended. These forward-looking statements generally can be identified by use of statements that include words such as “expect,” “anticipate,” “believe,” “plan,” and other similar words. Forward-looking statements include, without limitation, statements regarding the merger agreement and the transactions contemplated thereby.

Because such forward looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward looking statements. Factors that could cause actual results to differ materially include matters relating to the merger agreement and the transactions contemplated thereby.

The company undertakes no obligation to release publicly the results of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACTS:
Investor Relations,
Kevin S. Wampler, Executive Vice President - CFO,
317-899-1022, ext 6914

Media Requests,
Elise Hasbrook, Corporate Communications Manager,
317-899-1022, ext 6827